UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 21, 2025

Kindly MD, Inc.

(Exact name of registrant as specified in its charter)

001-42103	84-3829824
(Commission File Number)	(IRS Employer Identification Number)

5097 South 900 East, Suite 100, Salt Lake City, UT	84117
(Address of Principal Executive Offices)	(Zip Code)

(385) 388-8220
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c)) Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.001	KDLY	The Nasdaq Stock Market LLC
Tradeable Warrants to purchase shares of Common Stock, par value $0.001 per share	KDLYW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On May 21, 2025, Kindly MD, Inc. (the “Company”) purchased 23 Bitcoin for approximately $2,300,000. The purchase aligns with the Company’s vision to adopt a Bitcoin treasury strategy through its proposed merger with Nakamoto Holdings Inc. (“Nakamoto”), a Bitcoin-native holding company. The Company issued a press release on May 27, 2025 announcing the purchase, a copy of which is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

The Company made the purchase of Bitcoin using proceeds from the exercise of the Company’s warrants. Since May 12, 2025, the Company has issued 1,437,362 shares of its common stock pursuant to the exercise of warrants by warrant holders. Through close of business on May 21, 2025, the Company has received a total of $8,748,370 from the exercise of these warrants.

The information furnished pursuant to this Item 8.01, including Exhibit 99.1, will not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and will not be incorporated by reference into any filing under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit
99.1	Press Release, dated as of May 27, 2025
104	Cover Page Interactive Data File (Embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunder duly authorized.

KINDLY MD, INC.

Dated: May 27, 2025	By:	/s/ Tim Pickett
Tim Pickett
Chief Executive Officer